ADDENDUM TO EMPLOYMENT AGREEMENT

Reference is made to that certain employment agreement (the “Agreement”) dated January 31, 2008 by and between Peter Chang and Shing Mei Enterprises Ltd., (“Shing Mei”) a corporation organized under the laws of Samoa. Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

The parties hereby agree that the Employee shall receive up to 1,000,000 shares of common stock of Acheron Inc. (“Acheron”) of which the Company is a wholly owned subsidiary, in accordance with the following schedule:

Event	Shares Released
Timely filing of Shing Mei’s 2007 audited financials	125,000
2007 pre tax income greater than $4,000,000 reported by Shing Mei	125,000
Timely filing of the Company’s 2008 annual report on Form 10-K	125,000
2008 pre tax income equal to or greater than $11,000,000 reported by the Company	625,000

All shares will be held in escrow until their respective dates of release. In the event that any of these events do not occur, the relevant number of shares will be returned to Acheron for cancellation immediately following each date.

Except as specifically amended or modified herewith, the Agreement is ratified and confirmed in all respects.

Dated: March 5, 2008 and effective as of February 8, 2008.

SHING MEI ENTERPRISES LTD.

BY: /s/Agatha Shen
Agatha Shen

/s/Peter Chang
Peter Chang

AGREED AND CONSENTED:

ACHERON, INC.

BY: /s/Agatha Shen
Agatha Shen